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                                  EXHIBIT 16.1


Arthur Andersen LLP
3320 West Sahara Avenue
Suite 330
Las Vegas, Nevada 89102-6067




August 8, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:

We have read Item 4 included in the attached Form 8-K/A-1 dated August 9, 1995 of Sports-Tech, Inc. to be filed with the Securities and Exchange Commission (the "Commission") and the Form 8-K dated July 21, 1995 previously filed with the Commission. We are in agreement with the statements contained therein.


Very truly yours,


/s/ ARTHUR ANDERSEN LLP